Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 7, 2025, relating to the financial statements of Axiom Intelligence Acquisition Corp 1 as of February 6, 2025 and for the period from January 30, 2025 (inception) through February 6, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 13, 2025